UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2010

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 10, 2010, the stockholders of Stratus Properties Inc. (the Company) approved the 2010 Stock Incentive Plan (the Plan).  The purpose of the Plan is to motivate and reward key employees, consultants, advisers, non-management directors and advisory directors by giving them a proprietary interest in the Company’s success.

The corporate personnel committee of our board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The corporate personnel committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 140,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 50,000 shares of our common stock.  Further, the maximum value of an “other stock-based award” that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $750,000.

The Plan may be amended or terminated at any time by our board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after August 10, 2020.

For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 30, 2010. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 annual meeting of stockholders on August 10, 2010 in Austin, Texas. At the annual meeting, the Company’s stockholders (i) elected William H. Armstrong III to serve as a director of the Company for a three-year term, (ii) ratified the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2010 fiscal year, and (iii) approved the 2010 Stock Incentive Plan.

Of the 7,470,117 shares of our common stock outstanding as of the record date, 6,769,971 shares were represented at the annual meeting.  Our independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of one director.

Name	Votes For	Votes Withheld	Broker Non-Votes

William H. Armstrong III	1,794,907	980,791	3,994,273

Proposal 2:	Ratification of appointment of BKM Sowan Horan, LLP as independent registered public accounting firm.

Votes For	Votes Against	Abstentions

6,749,769	19,357	845

Proposal 3: Approval of the 2010 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,681,533	89,150	5,015	3,994,273

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  August 12, 2010

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Stratus Properties Inc. 2010 Stock Incentive Plan.